Exhibit 10.8

[Non-Employee Director Form]

This form of agreement was amended effective April 19, 2007. The following is an accurate compilation of the agreement as amended on that date.

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

REXNORD HOLDINGS, INC.

THIS AGREEMENT (this “Agreement”), dated as of [            ] is made by and between Rexnord Holdings, Inc., a Delaware corporation (the “Company”), and [            ], a non-employee director of the Company (as defined herein) (the “Optionee”)

WHEREAS, the Company wishes to carry out the 2006 Stock Option Plan of Rexnord Holdings, Inc. (as may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, in consideration for the Optionee’s agreement to serve as a member of the Board, the Board has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Optionee the Non-Qualified Stock Option to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

ARTICLE II

GRANT OF OPTION

Section 2.1 Grant of Option

In consideration of the Optionee’s service as a member of the Board, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of [            ] shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2 Option Subject to Plan

The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2, 7.3 and 7.10 thereof.

Section 2.3 Option Price

The purchase price of the shares of Common Stock covered by the Option shall be $[            ] per share (without commission or other charge).

ARTICLE III

EXERCISABILITY

Section 3.1 Exercisability

The Option shall be vested as to 100% of the shares of Common Stock subject thereto on the date hereof.

Section 3.2 Expiration of Option

The Option may not be exercised to any extent by any Person after the expiration of ten years from the date the Option was granted.

Section 3.3 Partial Exercise

Any portion of the Option or the entire Option may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.4 Exercise of Option

The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including without limitation, the provisions of Article V of the Plan, which, among other things, require that the Optionee (or, in the event of the Optionee’s death or disability, the Optionee’s Eligible Representative) deliver an executed copy of a Joinder to the Stockholders’ Agreement designated by the Company (in the form attached to such Stockholders’ Agreement) to the Secretary as a condition to the exercise of the Option.

ARTICLE IV

OTHER PROVISIONS

Section 4.1 Optionee’s Service as a Director

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company or any of its affiliates (whether as a director or otherwise).

Section 4.2 Shares Subject to Plan and Stockholder Agreement

The Optionee acknowledges that any shares of Common Stock acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders’ Agreement, including without limitation, the restrictions set forth in Section 5.6 of the Plan.

Section 4.3 Construction

This Agreement shall be administered, interpreted and enforced under the laws of the state of New York, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.

Section 4.4 Conformity to Securities Laws

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.5 Entire Agreement

The parties hereto acknowledge that this Agreement and the Plan set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

Section 4.6 Amendment

The Board at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Optionee shall not be adversely impaired without the Optionee’s written consent. The Company shall provide the Optionee with notice and a copy of any amendment made to this Agreement

Section 4.7 Arbitration; Waiver of Jury Trial

Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan shall be finally determined and settled by arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement or the Plan pursuant to this Section 4.7, each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

Section 4.8 Notices

All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i) if to the Company, to:

Rexnord Holdings, Inc.

4701 Greenfield Avenue

Milwaukee, WI 53214

Attention: Patty Whaley

with copies to:

Rexnord Holdings, Inc.

c/o Apollo Management, L.P.

10250 Constellation Blvd, Suite 2900

Los Angeles, CA 90067

Fax: (310) 843-1933

Attention: Larry Berg

and

Rexnord Holdings, Inc.

c/o Apollo Management, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Fax: (212) 515-3288

Attention: Steven Martinez

and

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Fax: (212) 326-2061

Attention: John M. Scott, Esq.

(ii) if to the Optionee, to the Optionee’s home address on file with the Company.

Section 4.9 Counterparts

This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

THE COMPANY:

Rexnord Holdings, Inc.

By:
Print Name:
Title:

THE OPTIONEE:

Signature:
Print Name:

Optionee’s Address:

Optionee’s Taxpayer Identification Number: